Exhibit 99.1

M.D.C. HOLDINGS, INC.

News Release

M.D.C. HOLDINGS ANNOUNCES 2013 FOURTH QUARTER RESULTS

DENVER, COLORADO, Wednesday, February 5, 2014. M.D.C. Holdings, Inc. (NYSE: MDC) announced results for the quarter ended December 31, 2013.

2013 Fourth Quarter Highlights and Comparisons to 2012 Fourth Quarter

●	Net income of $30.7 million, or $0.62 per diluted share vs. $29.7 million, or $0.59 per diluted share
●	Pretax income of $34.3 million, up 15% from $29.9 million
●	Home sale revenues of $460.9 million, up 18%
●	Gross margin from home sales of 17.4% vs. 16.7%, up 70 basis points
●	SG&A expenses as a percentage of home sale revenues of 12.0%, a 60 basis point improvement
●	Ending active community count of 146 vs. 148
o	Up 9% from 134 at September 30, 2013
●	Net new orders of 752 homes, down 13% on an 8% decrease in average active community count
o	Dollar value down 2% to $285.2 million
●	Backlog dollar value of $506.0 million, down 13%
●	Lots owned and optioned of 15,786, up 38%
●	Total liquidity of $1.24 billion at December 31, 2013, including amount available under new $450 million line of credit
o	Issued $250 million 10-year 5½% senior unsecured notes in January 2014

2013 Full Year Highlights and Comparisons to 2012 Full Year

●	Net income of $314.4 million, or $6.34 per diluted share vs. $62.7 million, or $1.29 per diluted share
o	Excluding the $187.6 million reversal of the deferred tax asset valuation allowance in the second quarter, net income was $126.7 million*, or $2.56* per diluted share
●	Home sale revenues of $1.63 billion, up 41%

o	Home deliveries of 4,710 homes, up 26%

●	Gross margin from home sales of 17.8% vs. 15.4%, up 240 basis points
●	SG&A expenses as a percentage of home sale revenues of 13.1% vs. 14.5%, a 140 basis point improvement
●	Net new orders of 4,327 homes vs. 4,342 in 2012
●	Acquired 7,887 lots in 168 communities, including 128 new communities
o	Total land acquisition spend of $632.6 million

M.D.C. HOLDINGS, INC.

Larry A. Mizel, MDC’s Chairman and Chief Executive Officer, stated, “I am pleased to announce fourth quarter net income of $0.62 per diluted share, our eighth consecutive quarterly operating profit. For the full year, our net income improved by more than $250 million. Included in this was the reversal of most of our deferred tax asset valuation allowance during the second quarter, stemming from our return to consistent profitability and an improving housing market. Excluding the tax benefit from the allowance reversal, our income nearly doubled in 2013 on the strength of more than 40% top-line growth and significant expansion of our operating margin.”

Mr. Mizel continued, “Our net home orders declined year-over-year in the fourth quarter, largely due to a lower average active community count. Our orders also appear to have been affected by an increase in mortgage interest rates from historically low levels and the economic uncertainty created by the discussion surrounding the tapering of federal stimulus in the later part of the year. While it is difficult to discern a trend in the fourth quarter, which is typically our seasonally slow period, we continue to believe that the current housing recovery is progressing and should continue into 2014. We believe we are well-prepared to capture incremental demand from an improving market, especially given that our active community count increased sequentially by 9% in the fourth quarter, our highest increase in the last eight quarters and just in time for the historically strong spring selling season.”

Mr. Mizel concluded, “We have worked to strengthen our financial position during 2013 not only by increasing profits, but also by accessing the capital markets. During the first half of the year, we issued $350 million of 30-year 6% senior unsecured notes, and in the fourth quarter, we finalized a new 5-year, $450 million unsecured line of credit. In doing so, we increased our overall liquidity by more than 70% to over $1.2 billion at the end of 2013, even after investing more than $600 million in acquiring new communities during the year. Furthermore, to start 2014, we issued $250 million of 10-year 5½% senior unsecured notes. We believe that this financing activity, coupled with the equity added by our strong earnings in 2013 and our expectation of further sequential improvement in active community count during the first half of 2014, positions us well as we pursue continued growth and address near-term debt maturities.”

Homebuilding

Home sale revenues for the 2013 fourth quarter increased 18% to $460.9 million compared to $389.1 million for the prior year period. The increase in revenues resulted from a 3% increase in homes delivered to 1,252 homes as compared to 1,221 in the prior year and a 16% increase in our average selling price to $368,000. The increase in average selling price was largely due to price appreciation and lower incentives in many of our markets, combined with a shift in the mix of our closings.

Gross margin from home sales for the 2013 fourth quarter was 17.4%, compared to 16.7% for the year-earlier period and 18.1% for the 2013 third quarter. The year-over-year increase was primarily attributable to our continued focus on increasing pricing as we took advantage of improving markets during 2013. On a sequential basis, gross margin from home sales declined slightly due to a shift in the mix of homes closed, including fewer deliveries from our Nevada division, which have the highest gross margins in the Company, and more deliveries from our Maryland and Virginia markets, which have a lower gross margin percentage than the Company average. Excluding inventory impairments and previously capitalized interest in cost of sales, adjusted gross margin from home sales was 21.0%* for the 2013 fourth quarter, compared to 19.6%* for the 2012 fourth quarter and 21.8%* for the 2013 third quarter.

M.D.C. HOLDINGS, INC.

SG&A expenses as a percentage of home sale revenues decreased by 60 basis points to 12.0% for the 2013 fourth quarter versus 12.6% for the same period in 2012. The improvement was the result of operating leverage created by a year-over-year increase in home sale revenues, which outpaced a year-over-year increase in our absolute level of SG&A expenses.

Net new orders for the 2013 fourth quarter decreased 13% to 752 homes, compared to 869 homes during the same period in 2012, largely due to an 8% decrease in our average active community count. Our cancellation rate for the 2013 fourth quarter was 26% versus 24% in the prior year fourth quarter.

We ended the 2013 fourth quarter with 1,262 homes in backlog, with an estimated sales value of $506.0 million, compared with a backlog of 1,645 homes with an estimated sales value of $579.0 million at December 31, 2012.

As a result of the significant increase in our land acquisition activity in 2013, our lots owned and under option increased by 38% year-over-year to 15,786 lots. At December 31, 2013, we had 146 active subdivisions, down 1% from 148 at December 31, 2012 and up 9% from 134 at September 30, 2013. Additionally, our soon to be active communities exceeded our soon to be inactive communities by 23 as of December 31, 2013.

Financial Services

Pretax income from our financial services operations for the 2013 fourth quarter was $5.3 million, compared to $7.7 million for the 2012 fourth quarter. The decrease in pretax income primarily reflected a $4.6 million decrease in pretax income from our mortgage operations to $2.8 million in the 2013 fourth quarter. The decrease in our mortgage profitability was driven partly by lower loan lock activity, as the homebuilding segment generated lower home orders during the last half of 2013 compared with the same period a year ago. Additionally, the mortgage segment realized lower per unit origination income and gains on loans locked and sold compared to the same period a year ago, resulting primarily from a more competitive mortgage market and higher interest rates. This decrease was partially offset by improvements in the other segment of our financial services operations.

About MDC

Since 1972, MDC's subsidiary companies have built and financed the American dream for more than 175,000 homebuyers. MDC's commitment to customer satisfaction, quality and value is reflected in each home its subsidiaries build. MDC is one of the largest homebuilders in the United States. Its subsidiaries have homebuilding operations across the country, including the metropolitan areas of Denver, Colorado Springs, Salt Lake City, Las Vegas, Phoenix, Tucson, Riverside-San Bernardino, Los Angeles, San Francisco Bay Area, Washington D.C., Baltimore, Philadelphia, Jacksonville, Orlando, South Florida and Seattle. The Company's subsidiaries also provide mortgage financing, insurance and title services, primarily for Richmond American homebuyers, through HomeAmerican Mortgage Corporation, American Home Insurance Agency, Inc. and American Home Title and Escrow Company, respectively. M.D.C. Holdings, Inc. is traded on the New York Stock Exchange under the symbol "MDC." For more information, visit www.mdcholdings.com.

M.D.C. HOLDINGS, INC.

Forward-Looking Statements

Certain statements in this release, including statements regarding our business, financial condition, results of operation, cash flows, strategies and prospects, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, among other things, (1) general economic conditions, including changes in consumer confidence, inflation or deflation and employment levels; (2) changes in business conditions experienced by the Company, including cancellation rates, net home orders, home gross margins, land and home values and subdivision counts; (3) changes in interest rates, mortgage lending programs and the availability of credit; (4) changes in the market value of the Company’s investments in marketable securities; (5) uncertainty in the mortgage lending industry, including repurchase requirements associated with HomeAmerican’s sale of mortgage loans (6) the relative stability of debt and equity markets; (7) competition; (8) the availability and cost of land and other raw materials used by the Company in its homebuilding operations; (9) the availability and cost of performance bonds and insurance covering risks associated with our business; (10) shortages and the cost of labor; (11) weather related slowdowns; (12) slow growth initiatives; (13) building moratoria; (14) governmental regulation, including the interpretation of tax, labor and environmental laws; (15) terrorist acts and other acts of war; and (16) other factors over which the Company has little or no control. Additional information about the risks and uncertainties applicable to the Company's business is contained in the Company's Form 10-K for the year ended December 31, 2013, which is scheduled to be filed with the Securities and Exchange Commission today. All forward-looking statements made in this press release are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed in this press release will increase with the passage of time. The Company undertakes no duty to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. However, any further disclosures made on related subjects in our subsequent filings, releases or webcasts should be consulted.

* Please see "Reconciliation of Non-GAAP Financial Measures" at the end of this release.

Contact:           Robert N. Martin

Vice President of Finance and Corporate Controller

(720) 977-3431

bob.martin@mdch.com

M.D.C. HOLDINGS, INC.

M.D.C. HOLDINGS, INC.

Consolidated Statements of Operations and Comprehensive Income

	Three Months Ended		Year Ended
	December 31,		December 31,
	2013	2012	2013	2012
	(Dollars in thousands, except per share amounts)
	(Unaudited)
Homebuilding:
Home sale revenues	$460,939	$389,141	$1,626,707	$1,150,998
Land sale revenues	636	1,724	2,468	5,144
Total home and land sale revenues	461,575	390,865	1,629,175	1,156,142
Home cost of sales	(380,086)	(323,179)	(1,336,978)	(973,120)
Land cost of sales	(491)	(1,613)	(1,961)	(4,823)
Inventory impairments	(569)	(1,105)	(919)	(1,105)
Total cost of sales	(381,146)	(325,897)	(1,339,858)	(979,048)
Gross margin	80,429	64,968	289,317	177,094
Selling, general and administrative expenses	(55,421)	(49,160)	(213,283)	(167,295)
Interest income	5,792	6,747	26,938	23,398
Interest expense	-	-	(1,726)	(808)
Other income (expense)	(1,776)	(364)	(923)	228
Homebuilding pretax income	29,024	22,191	100,323	32,617

Financial Services:
Revenues	10,587	14,908	51,259	46,881
Expenses	(6,127)	(8,186)	(25,271)	(21,645)
Interest and other income	834	938	3,514	3,262
Financial services pretax income	5,294	7,660	29,502	28,498

Income before income taxes	34,318	29,851	129,825	61,115
(Provision for) benefit from income taxes	(3,609)	(181)	184,560	1,584
Net income	$30,709	$29,670	$314,385	$62,699

Other comprehensive income related to available for sale securities, net of tax	4,237	1,133	6,737	12,078
Comprehensive income	$34,946	$30,803	$321,122	$74,777

Earnings per share
Basic	$0.62	$0.60	$6.39	$1.29
Diluted	$0.62	$0.59	$6.34	$1.29

Weighted average common shares outstanding
Basic	48,497,526	48,140,725	48,453,119	47,660,629
Diluted	48,728,889	48,607,571	48,831,785	47,834,156

Dividends declared per share	$-	$1.25	$-	$2.00

M.D.C. HOLDINGS, INC.

M.D.C. HOLDINGS, INC.

Consolidated Balance Sheets

	December 31,
	2013	2012
	(Dollars in thousands, except per share amounts)
	(Unaudited)
ASSETS
Homebuilding:
Cash and cash equivalents	$148,634	$129,535
Marketable securities	569,021	519,465
Restricted cash	2,195	1,859
Trade and other receivables	23,407	28,163
Inventories:
Housing completed or under construction	636,700	512,949
Land and land under development	774,961	489,572
Total inventories	1,411,661	1,002,521
Property and equipment, net	31,248	33,125
Deferred tax asset, net of valuation allowance of $8,201 and $248,306 at December 31, 2013 and December 31, 2012, respectively	176,262	-
Metropolitan district bond securities (related party)	12,729	5,818
Prepaid and other assets	53,525	38,959
Total homebuilding assets	2,428,682	1,759,445

Financial Services:
Cash and cash equivalents	50,704	30,560
Marketable securities	19,046	32,473
Mortgage loans held-for-sale, net	92,578	119,953
Other assets	4,439	3,010
Total financial services assets	166,767	185,996
Total Assets	$2,595,449	$1,945,441

LIABILITIES AND EQUITY
Homebuilding:
Accounts payable	$15,046	$73,055
Accrued liabilities	152,821	118,456
Senior notes, net	1,095,620	744,842
Total homebuilding liabilities	1,263,487	936,353

Financial Services:
Accounts payable and accrued liabilities	55,639	51,864
Mortgage repurchase facility	63,074	76,327
Total financial services liabilities	118,713	128,191
Total Liabilities	1,382,200	1,064,544

Stockholders' Equity
Preferred stock, $0.01 par value; 25,000,000 shares authorized; none issued or outstanding	-	-
Common stock, $0.01 par value; 250,000,000 shares authorized; 48,788,887 and 48,698,757 issued and outstanding at December 31, 2013 and December 31, 2012, respectively	488	487
Additional paid-in-capital	908,090	896,861
Retained earnings (accumulated deficit)	293,096	(21,289)
Accumulated other comprehensive income	11,575	4,838
Total Stockholders' Equity	1,213,249	880,897
Total Liabilities and Stockholders' Equity	$2,595,449	$1,945,441

M.D.C. HOLDINGS, INC.

M.D.C. HOLDINGS, INC.

Consolidated Statements of Cash Flows

	Three Months Ended		Year Ended
	December 31,		December 31,
	2013	2012	2013	2012
	(Dollars in thousands)
	(Unaudited)
Operating Activities:
Net income	$30,709	$29,670	$314,385	$62,699
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation expense	1,412	3,597	9,652	16,225
Depreciation and amortization	904	1,058	3,864	4,766
Inventory impairments	569	1,105	919	1,105
Amortization of discount (premiums) on marketable debt securities	(597)	317	219	596
Deferred income tax benefit	2,486	-	(187,171)	-
Excess tax benefits from stock-based compensation	(391)	-	(391)	-
Net changes in assets and liabilities:
Restricted cash	(9)	225	(336)	(1,192)
Trade and other receivables	5,785	7,462	4,186	(6,223)
Mortgage loans held-for-sale	(18,238)	(33,305)	27,375	(41,618)
Housing completed or under construction	(3,046)	(9,160)	(124,211)	(212,154)
Land and land under development	(74,852)	(97,092)	(285,070)	15,314
Prepaid expenses and other assets	471	4,527	(13,562)	4,388
Accounts payable	(4,921)	23,410	(58,142)	47,473
Accrued liabilities	16,029	9,822	38,734	(198)
Net cash used in operating activities	(43,689)	(58,364)	(269,549)	(108,819)

Investing Activities:
Purchases of marketable securities	(35,078)	(81,534)	(404,965)	(478,701)
Maturities of marketable securities	27,100	2,250	159,592	108,250
Sales of marketable securities	29,673	64,882	216,756	349,938
Purchases of property and equipment	(507)	(310)	(1,785)	(1,268)
Net cash provided by (used in) investing activities	21,188	(14,712)	(30,402)	(21,781)

Financing Activities:
Payments on mortgage repurchase facility	(38,911)	(58,873)	(234,671)	(196,402)
Advances on mortgage repurchase facility	63,073	88,312	221,418	224,027
Dividend payments	-	(60,869)	-	(96,915)
Excess tax benefits from stock-based compensation	391	-	391	-
Proceeds from issuance of senior notes	-	-	346,938	-
Proceeds from exercise of stock options	-	804	5,118	16,624
Net cash provided by (used in) financing activities	24,553	(30,626)	339,194	(52,666)

Net increase (decrease) in cash and cash equivalents	2,052	(103,702)	39,243	(183,266)
Cash and cash equivalents:
Beginning of period	197,286	263,797	160,095	343,361
End of period	$199,338	$160,095	$199,338	$160,095

M.D.C. HOLDINGS, INC.

M.D.C. HOLDINGS, INC.

Homebuilding Operational Data

New Home Deliveries

	Three Months Ended December 31,
	2013			2012			% Change
		Dollar	Average		Dollar	Average		Dollar	Average
	Homes	Value	Price	Homes	Value	Price	Homes	Value	Price
	(Dollars in thousands)
Arizona	192	$50,646	$263.8	185	$41,358	$223.6	4%	22%	18%
California	174	75,164	432.0	224	76,722	342.5	-22%	-2%	26%
Nevada	112	35,515	317.1	165	37,990	230.2	-32%	-7%	38%
Washington	64	22,004	343.8	81	25,014	308.8	-21%	-12%	11%
West	542	183,329	338.2	655	181,084	276.5	-17%	1%	22%
Colorado	354	132,409	374.0	268	96,493	360.0	32%	37%	4%
Utah	37	12,195	329.6	75	22,132	295.1	-51%	-45%	12%
Mountain	391	144,604	369.8	343	118,625	345.8	14%	22%	7%
Maryland	131	58,484	446.4	77	31,523	409.4	70%	86%	9%
Virginia	107	53,807	502.9	84	42,672	508.0	27%	26%	-1%
Florida	81	20,715	255.7	62	15,237	245.8	31%	36%	4%
East	319	133,006	416.9	223	89,432	401.0	43%	49%	4%
Total	1,252	$460,939	$368.2	1,221	$389,141	$318.7	3%	18%	16%

	Year Ended December 31,
	2013			2012			% Change
		Dollar	Average		Dollar	Average		Dollar	Average
	Homes	Value	Price	Homes	Value	Price	Homes	Value	Price
	(Dollars in thousands)
Arizona	635	$156,308	$246.2	603	$131,278	$217.7	5%	19%	13%
California	643	243,804	379.2	543	184,490	339.8	18%	32%	12%
Nevada	593	163,127	275.1	604	125,725	208.2	-2%	30%	32%
Washington	333	108,038	324.4	247	73,074	295.8	35%	48%	10%
West	2,204	671,277	304.6	1,997	514,567	257.7	10%	30%	18%
Colorado	1,287	479,619	372.7	807	289,416	358.6	59%	66%	4%
Utah	208	65,292	313.9	226	64,006	283.2	-8%	2%	11%
Mountain	1,495	544,911	364.5	1,033	353,422	342.1	45%	54%	7%
Maryland	368	159,169	432.5	233	99,476	426.9	58%	60%	1%
Virginia	355	177,142	499.0	280	135,067	482.4	27%	31%	3%
Florida	288	74,208	257.7	195	47,915	245.7	48%	55%	5%
Illinois	-	-	-	2	551	275.5	N/M	N/M	N/M
East	1,011	410,519	406.1	710	283,009	398.6	42%	45%	2%
Total	4,710	$1,626,707	$345.4	3,740	$1,150,998	$307.8	26%	41%	12%

 N/M - Not meaningful

M.D.C. HOLDINGS, INC.

M.D.C. HOLDINGS, INC.

Homebuilding Operational Data

Net New Orders

	Three Months Ended December 31,
	2013				2012				% Change
				Monthly				Monthly
		Dollar	Average	Absorption		Dollar	Average	Absorption		Dollar	Average
	Homes	Value	Price	Rate	Homes	Value	Price	Rate	Homes	Value	Price
	(Dollars in thousands)
Arizona	137	$34,817	$254.1	2.10	56	$12,436	$222.1	1.46	145%	180%	14%
California	110	58,546	532.2	3.12	143	49,641	347.1	3.08	-23%	18%	53%
Nevada	88	27,285	310.1	1.89	130	31,271	240.5	3.21	-32%	-13%	29%
Washington	38	13,277	349.4	1.01	56	18,285	326.5	1.70	-32%	-27%	7%
West	373	133,925	359.0	2.02	385	111,633	290.0	2.43	-3%	20%	24%
Colorado	184	73,557	399.8	1.61	247	87,289	353.4	1.93	-26%	-16%	13%
Utah	16	5,186	324.1	1.07	36	10,589	294.1	0.81	-56%	-51%	10%
Mountain	200	78,743	393.7	1.55	283	97,878	345.9	1.64	-29%	-20%	14%
Maryland	62	29,586	477.2	1.27	68	26,812	394.3	1.23	-9%	10%	21%
Virginia	42	20,377	485.2	1.51	86	43,004	500.0	2.34	-51%	-53%	-3%
Florida	75	22,597	301.3	2.00	47	12,991	276.4	1.04	60%	74%	9%
East	179	72,560	405.4	1.57	201	82,807	412.0	1.46	-11%	-12%	-2%
Total	752	$285,228	$379.3	1.76	869	$292,318	$336.4	1.86	-13%	-2%	13%

	Year Ended December 31,
	2013				2012				% Change
				Monthly				Monthly
		Dollar	Average	Absorption		Dollar	Average	Absorption		Dollar	Average
	Homes	Value	Price	Rate	Homes	Value	Price	Rate	Homes	Value	Price
	(Dollars in thousands)
Arizona	645	$165,101	$256.0	2.91	625	$137,159	$219.5	2.93	3%	20%	17%
California	561	237,694	423.7	3.90	654	225,174	344.3	3.11	-14%	6%	23%
Nevada	529	162,270	306.7	3.47	652	146,094	224.1	3.10	-19%	11%	37%
Washington	300	98,156	327.2	2.19	272	82,325	302.7	2.14	10%	19%	8%
West	2,035	663,221	325.9	3.11	2,203	590,752	268.2	2.90	-8%	12%	22%
Colorado	1,234	466,285	377.9	2.67	1,044	364,056	348.7	1.90	18%	28%	8%
Utah	153	48,893	319.6	1.80	239	71,080	297.4	1.19	-36%	-31%	7%
Mountain	1,387	515,178	371.4	2.53	1,283	435,136	339.2	1.71	8%	18%	9%
Maryland	314	145,310	462.8	1.45	303	129,891	428.7	1.39	4%	12%	8%
Virginia	273	136,054	498.4	2.07	362	179,744	496.5	2.20	-25%	-24%	0%
Florida	318	84,897	267.0	2.09	189	46,493	246.0	1.06	68%	83%	9%
Illinois	-	-	-	-	2	550	275.0	N/M	N/M	N/M	N/M
East	905	366,261	404.7	1.81	856	356,678	416.7	1.52	6%	3%	-3%
Total	4,327	$1,544,660	$357.0	2.54	4,342	$1,382,566	$318.4	2.10	0%	12%	12%

N/M - not meaningful

M.D.C. HOLDINGS, INC.

M.D.C. HOLDINGS, INC.

Homebuilding Operational Data

Active Subdivisions

	At December 31,		%
	2013	2012	Change
Arizona	25	12	108%
California	11	13	-15%
Nevada	15	12	25%
Washington	13	10	30%
West	64	47	36%
Colorado	38	42	-10%
Utah	5	14	-64%
Mountain	43	56	-23%
Maryland	17	18	-6%
Virginia	10	12	-17%
Florida	12	15	-20%
East	39	45	-13%
Total	146	148	-1%
Average for quarter ended	143	156	-8%
Average for year ended	142	173	-18%

Backlog

	At December 31,
	2013			2012			%Change
	Homes	Dollar Value	Average Price	Homes	Dollar Value	Average Price	Homes	Dollar Value	Average Price
	(Dollars in thousands)
Arizona	160	$43,184	$269.9	150	$35,064	$233.8	7%	23%	15%
California	147	71,855	488.8	229	78,400	342.4	-36%	-8%	43%
Nevada	140	49,350	352.5	204	50,533	247.7	-31%	-2%	42%
Washington	46	16,430	357.2	79	26,761	338.7	-42%	-39%	5%
West	493	180,819	366.8	662	190,758	288.2	-26%	-5%	27%
Colorado	417	171,688	411.7	470	174,280	370.8	-11%	-1%	11%
Utah	26	8,422	323.9	81	25,058	309.4	-68%	-66%	5%
Mountain	443	180,110	406.6	551	199,338	361.8	-20%	-10%	12%
Maryland	129	65,435	507.2	183	79,162	432.6	-30%	-17%	17%
Virginia	103	51,594	500.9	185	92,303	498.9	-44%	-44%	0%
Florida	94	28,037	298.3	64	17,452	272.7	47%	61%	9%
East	326	145,066	445.0	432	188,917	437.3	-25%	-23%	2%
Total	1,262	$505,995	$400.9	1,645	$579,013	$352.0	-23%	-13%	14%

M.D.C. HOLDINGS, INC.

M.D.C. HOLDINGS, INC.

Homebuilding Operational Data

Homes Completed or Under Construction (WIP lots):

	December 31,
	2013	2012	% Change
Unsold:
Completed	378	221	71%
Under construction	1,038	604	72%
Total unsold started homes	1,416	825	72%
Sold homes under construction or completed	981	1,147	-14%
Model homes	258	221	17%
Total homes completed or under construction	2,655	2,193	21%

Lots Owned and Optioned (including homes completed or under construction):

	December 31, 2013			December 31, 2012
	Lots Owned	Lots Optioned	Total Lots Controlled	Lots Owned	Lots Optioned	Total Lots Controlled	Total % Change
Arizona	2,838	74	2,912	1,763	80	1,843	58%
California	1,765	129	1,894	1,080	-	1,080	75%
Nevada	1,503	391	1,894	1,226	40	1,266	50%
Washington	537	182	719	472	162	634	13%
West	6,643	776	7,419	4,541	282	4,823	54%
Colorado	4,292	1,093	5,385	3,335	508	3,843	40%
Utah	538	19	557	532	13	545	2%
Mountain	4,830	1,112	5,942	3,867	521	4,388	35%
Maryland	446	304	750	577	315	892	-16%
Virginia	469	133	602	553	263	816	-26%
Florida	650	423	1,073	365	159	524	105%
East	1,565	860	2,425	1,495	737	2,232	9%
Total	13,038	2,748	15,786	9,903	1,540	11,443	38%

M.D.C. HOLDINGS, INC.

M.D.C. HOLDINGS, INC.

Reconciliation of Non-GAAP Financial Measures

Adjusted Gross Margin from Home Sales

Adjusted gross margin from home sales is a non-GAAP financial measure. We believe this information is meaningful as it isolates the impact that inventory impairments, warranty adjustments and interest have on our Gross Margin from Home Sales and permits investors to make better comparisons with our competitors, who also break out and adjust gross margins in a similar fashion.

	Three Months Ended
	December	Gross	December	Gross	September	Gross
	31,	Margin	31,	Margin	30,	Margin
	2013	%	2012	%	2013	%
	(Dollars in thousands)
Gross Margin	$80,429	17.4%	$64,968	16.6%	$78,444	18.1%
Less: Land Sale Revenues	(636)		(1,724)		(25)
Add: Land Cost of Sales	491		1,613		35
Gross Margin from Home Sales	80,284	17.4%	64,857	16.7%	78,454	18.1%
Add: Inventory Impairments	569		1,105		350
Add: Interest in Cost of Sales	16,140		10,452		15,567
Add: Warranty Adjustments	-		-		-
Adjusted Gross Margin from Home Sales	$96,993	21.0%	$76,414	19.6%	$94,371	21.8%

M.D.C. HOLDINGS, INC.

M.D.C. HOLDINGS, INC.

Reconciliation of Non-GAAP Financial Measures (continued)

Net Income Excluding the Impact of the Reversal of the Deferred Tax Asset Valuation Allowance

Net income excluding the impact of the reversal of the deferred tax asset valuation allowance per diluted share is a non-GAAP financial measure. We believe this information is meaningful as it more clearly reflects the Company’s current operating results and facilitates the investors ability to compare our financial results to those of our peer group and to our prior financial performance by excluding items which otherwise would distort the comparison. Net income excluding the impact of the reversal of the deferred tax asset valuation allowance per basic and diluted share for the year ended December 31, 2013 is calculated as follows:

Year Ended December 31, 2013
(Dollars in thousands, except per share amounts)
Numerator
Net income	$314,385
Less: deferred tax asset valuation allowance reversal	(187,643)
Adjusted net income	126,742
Less: distributed earnings allocated to participating securities	-
Less: undistributed earnings allocated to participating securities	(1,982)
Net income attributable to common stockholders (numerator for basic earnings per share)	124,760
Add back: undistributed earnings allocated to participating securities	1,982
Less: undistributed earnings reallocated to participating securities	(1,967)
Numerator for diluted earnings per share	$124,775

Denominator
Weighted-average common shares outstanding	48,453,119
Add: dilutive effect of stock options	378,666
Denominator for diluted earnings per share under two class method	48,831,785

Basic earnings per common share excluding impact of reversal of deferred tax asset valuation allowance	$2.58
Diluted earnings per common share excluding impact of reversal of deferred tax asset valuation allowance	$2.56